First Amendment to Consulting Agreement

This First Amendment to Consulting Agreement is made between West Des Moines State Bank, an Iowa Corporation (hereinafter referred to as "Corporation"), and David L. Miller (hereinafter referred to as "Consultant"), as of 12/12/01, effective January 1, 2002.

                                  WITNESSETH:

WHEREAS,   Consulting   Agreement  was  entered  into  between   Consultant  and
Corporation as of December 8, 2001, effective upon termination of the employment of David L. Miller with West Des Moines State Bank; and

WHEREAS, the termination of David L. Miller as employee of West Des Moines State Bank is effective December 31, 2001; and

WHEREAS, in order to provide a smooth transition in the management responsibilities at Corporation, the Corporation has agreed to provide a bonus to Consultant for transition services for the year 2002 as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. For Corporation's year of 2002, Consultant shall receive two (2) percent of the "defined net income" for the year 2002 as hereinafter defined:

     "Defined net income of the Corporation shall equal the income per books of the Corporation computed on an accrual method of accounting prior to deducting any amount of bonuses provided for in paragraph 1 hereof, less the amount of state and federal income tax related to such income per books. For purposes of paragraph I hereof, all income and expenses between this Corporation and affiliated legal entities, if any, should be excluded, including, but not limited to, management fees, dividends and interest items; provided, however, that interest income earned in the ordinary course of business shall be included."

2. In the event Consultant is unable to perform said transition services due to his death or physical or mental illness, then said bonus as defined in paragraph I hereof shall be payable to his widow.

3. Except as hereby amended, the terms and provisions of the Consulting Agreement of November 8, 2000, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this First Amendment to Consulting Agreement as of this 12th day of December, 2001.


CORPORATION:

WEST DES MOINES STATE BANK

by:  /s/ Joyce Chapman
-------------------------------------
Joyce Chapman
Executive Vice President/Administration

CONSULTANT


by: /s/ David L. Miller
-------------------------------------
David L. Miller

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, is made between West Des Moines State Bank, an Iowa corporation (hereinafter referred to as "Corporation"), and David L. Miller
(hereinafter referred to as "Consultant") as of           , 2000, effective upon
termination of employee's employment with West Des Moines State Bank.

                                  WITNESSETH:

WHEREAS, David L. Miller has served the Corporation since 1961; and

WHEREAS, the Corporation and David L. Miller consider it mutually desirable that he be retained for advisory services upon termination of his Employment Agreement, or any extension thereof, with Corporation;

NOW, THEREFORE, the parties agree as follows:

1. Relationship of Parties. Consultant is retained only for the purposes and to the extent set forth in this agreement, and the relationship to the Corporation is to be that of an independent contractor. As such, Consultant shall not be entitled to any pension, stock, bonus, profit-sharing, or similar benefits which are available only to full-time employees except as spelled out in Exhibit A hereof Subject to the provisions of Section 2, Consultant shall be free to devote his time and attention to such activities as he deems appropriate.


2. Services. Corporation hereby hires Consultant to provide advisory services to the Corporation as may be requested. Such consulting services shall be for a maximum of 480 hours per year. Consultant shall determine the schedule for performance of said services.

3. Term. This Agreement shall commence immediately upon termination of the Employment Agreement, or any extension thereof, between Corporation and Consultant and shall continue until the death of Consultant unless terminated pursuant to Section 7 hereof.

4. Compensation. The Corporation shall pay to Consultant in equal monthly installments as compensation for his services, in the amount of $100,000 per annum. The compensation will be increased each year in an amount equal to the increase in The Consumer Price Index for the previous year.

5. Fringe Benefits. During the term of this Agreement, Consultant shall receive the fringe benefits listed on Exhibit A hereof.

6. Office Space. The Corporation contemplates that Consultant will require office space as well as secretarial services after the termination of his employment relationship to carry out the terms of this Agreement. Corporation hereby agrees to continue to provide such office space and secretarial service for the term of this Agreement.

7.   Termination.

     A. This Agreement may be terminated by the Corporation at its option (i) for material breach by Consultant of this Agreement, or (ii) in the event Consultant is convicted of a felony under the laws of the State of Iowa punishable by imprisonment for a term exceeding one year.

     B. This Agreement may be terminated by Consultant for material breach by the Corporation.

8.   Successors.   This   Agreement   shall  be   binding   on  the   executors,
     administrators,   heirs,   legatees  and  devisees,   successors  or  other
     representatives  of the  parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 8th day of December, 2000.

CORPORATION:

WEST DES MOINES STATE BANK


By: /s/ Joyce Chapman
-------------------------------------
Joyce Chapman
Sr. Vice President/Administration

CONSULTANT

/s/ David L. Miller
-------------------------------------
David L. Miller

                                    EXHIBIT A

1. Employee shall be provided full membership to the Des Moines Club, the Des Moines Golf and Country Club, and the Glen Oaks Country Club.

2. Employee shall be provided a new company car at a cost not to exceed $30,000 every two years. At the time a new car is purchased, Employee shall have the option to purchase the company car previously provided at the NADA wholesale price for a similar vehicle.

3. Employee shall be provided trust services by the Corporation at a price in effect upon the signing of the Consulting Agreement.

4. Employee shall be provided payment of legal and accounting fees for Employee up to a maximum of $ 10,000 annually.